UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2016

Orbital ATK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45101 Warp Drive Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 406-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Orbital Sciences Merger Litigation

In May 2014, several shareholders of Orbital Sciences Corporation (“Orbital”) filed class actions, since consolidated into one class action, in the Delaware Court of Chancery (the “Court of Chancery”) against Orbital’s chief executive officer and board members alleging breach of fiduciary duty. Orbital ATK, Inc. (formerly Alliant Techsystems, Inc.) (“Orbital ATK”) and Orbital were also named as defendants for allegedly aiding and abetting the other defendants. The claimed breach derived from the execution of that certain Transaction Agreement, dated April 28, 2014, by and among Orbital ATK, Vista Outdoor Inc. (formerly Vista Spinco Inc.), Vista Merger Sub Inc. and Orbital, which was alleged to offer unfair and inadequate consideration for shares of Orbital common stock. The class action, among other things, sought to enjoin the merger, seek additional disclosure of facts relating to the merger in connection with the stockholder vote thereupon, obtain higher merger consideration or seek monetary damages.

On January 16, 2015, as part of a tentative settlement of the class actions, Orbital filed a supplement to the Joint Proxy Statement/Prospectus to provide supplemental disclosures addressing the plaintiffs’ claims. These supplemental disclosures pertained to the Orbital board of directors’ financial advisor’s fairness opinion and Discounted Cash Flow Analysis, the background of the merger and alternatives to the merger that were considered by the Orbital board of directors.

On February 2, 2016, the Court of Chancery entered an order dismissing the stockholder actions with prejudice as to all named plaintiffs, and without prejudice as to any absent members of the putative class. Pursuant to the order, the Court of Chancery retained jurisdiction solely for the purpose of determining plaintiffs’ application for an award of attorneys’ fees and reimbursement of expenses.

Plaintiffs’ counsel in the stockholder actions expressed their intention to petition the Court of Chancery for fees and reimbursement of expenses in view of the supplemental disclosures in the January 16, 2015 Joint Proxy Statement/Prospectus. On February 17, 2016, plaintiffs’ counsel in the class actions filed their opening brief in support of an award of $250,000 in fees and expenses. After negotiations, the parties have agreed that Orbital ATK will pay fees and expenses of $165,000 within 40 days of the entry of an order closing the underlying litigation. This fee has not been in any way approved or ruled upon by the Court of Chancery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.
Date: March 28, 2016                    By:    /s/ Thomas E. McCabe
Thomas E. McCabe
Senior Vice President, General Counsel and Secretary

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